Exhibit 35
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                              THE BANK OF NEW YORK


                              OFFICERS' CERTIFICATE
                         ANNUAL STATEMENT OF THE TRUSTEE


                                   CWALT, INC.
                ALTERNATIVE LOAN TRUST RESECURITIZATION 2007-26R,
           RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 2007-26R

         The undersigned does hereby certify that the undersigned is an officer of The Bank of New York (the "Trustee"), and does hereby further certify pursuant to Section 3.11 of the Trust Agreement for the above-captioned Series (the "Agreement") that:

         (i) A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

         (ii) To the best of my knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.




/s/ Kelly Crosson                                       Dated: March 14, 2008
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Kelly Crosson
Assistant Vice President